                                                                     Exhibit 5.2

              [Fried, Frank, Harris, Shriver & Jacobson Letterhead]

                                                                 212-859-8272
April 4, 2003                                                (FAX: 212-859-8589)

ONEOK, Inc.
100 West Fifth Street
Tulsa, Oklahoma 74103

Ladies and Gentlemen:

     We are acting as counsel to ONEOK, Inc., an Oklahoma corporation (the "Company"), in connection with the Registration Statement on Form S-3, as may be amended from time to time (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the contemplated issuance by the Company from time to time of up to an aggregate initial offering price of $1,000,000,000 of (i) shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), (ii) one or more series of unsecured senior or subordinated debt securities of the Company (the "Debt Securities"), which may be issued pursuant to a senior indenture, dated as of December 28, 2001 between the Company and SunTrust Bank, as trustee (the "Senior Indenture") or a subordinated indenture to be entered into between the Company and SunTrust Bank, as trustee (the "Subordinated Indenture" and, together with the Senior Indenture, each an "Indenture" and collectively, the "Indentures"), (iii) purchase contracts (the "Purchase Contracts"), pursuant to a purchase contract agreement (the "Purchase Contract Agreement") to be entered into between the Company and SunTrust Bank, as purchase contract agent (the "Purchase Contract Agent") and trustee, (iv) purchase contract units (the "Purchase Contract Units"), each consisting of a Purchase Contract and a beneficial interest in either the Debt Securities, Debentures (as defined below), debt obligations of third parties, including U.S. Treasury securities, Preferred Stock (as defined below) or Trust Preferred Securities (as defined below), (v) shares of the Company's preferred stock, par value $0.01 per share (the "Preferred Stock"),
(vi) junior subordinated debentures (the "Debentures") which may be issued pursuant to a junior subordinated indenture (the "Junior Subordinated Indenture") to be entered into between the Company and SunTrust Bank, as trustee, (vii) trust preferred securities (the "Trust Preferred Securities"), offered by ONEOK Capital Trust I and ONEOK Capital Trust II, both Delaware statutory trusts, (each a "Trust" and, collectively, the "Trusts") pursuant to each Trust's respective Amended and Restated Trust Agreement to be entered into among the Company, as depositor, SunTrust Bank, as property trustee, SunTrust Delaware Trust Company, as Delaware trustee and an administrative trustee (each a "Trust Agreement") and (viii) the guarantee of the Company to be issued in connection with the issuance of the Trust

ONEOK, Inc.                         - 2 -                          April 4, 2003


Preferred Securities by the Trusts (the "Guarantee"), pursuant to a guarantee agreement (the "Guarantee Agreement") to be entered between the Company and SunTrust Bank, as trustee. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

     In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. We have examined, among other documents, the Registration Statement, the Indentures, the Junior Subordinated Indenture, the Purchase Contract Agreement, the Trust Agreement and the Guarantee Agreement.

     In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the agreements referred to herein with their covenants and agreements contained therein.

     To the extent it may be relevant to the opinions expressed below, we have assumed that (i) the Company will have sufficient authorized but unissued shares of Common Stock and Preferred Stock on the date of any issuance of shares registered pursuant to the Registration Statement, (ii) all of the trustees referred to in the first paragraph of this opinion will have the power and authority to enter into and perform their responsibilities under the respective indentures and agreements to which they are a party and to consummate the transactions contemplated thereby, all of the indentures and agreements referred to in the first paragraph of this opinion will be duly authorized, executed and delivered by, and will constitute the legal, valid and binding obligations of, the trustee that is a party thereto, enforceable against the trustee that is a party thereto in accordance with their terms, and that each trustee will comply with all of its obligations under the indenture or agreement to which it is a party and all laws applicable thereto, (iii) at the time of the execution, issuance and delivery of the Purchase Contract, the Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent, enforceable against the Purchase Contract Agent in accordance with its terms, and that the Purchase Contract Agent will comply with all of its obligations under the Purchase Contract Agreement and all laws applicable thereto and (iv) at the time of the execution, issuance and delivery of (A) the Purchase Contract Units

ONEOK, Inc.                          - 3 -                         April 4, 2003


that include debt obligations of third parties (including U.S. Treasury securities), such debt obligations of third parties will be the valid and legally binding obligation of such third parties, and the indenture relating to such debt obligations will be the valid and legally binding obligation of such third parties and each trustee party to such indenture, enforceable against such third parties and trustee parties in accordance with its terms, and that such third parties and trustee parties will comply with all of their obligations under such indenture and all laws applicable thereto and (B) with respect to the Purchase Contract Units that include Preferred Stock or Trust Preferred Securities, such Preferred Stock or Trust Preferred Securities will be validly issued, fully paid and nonassessable.

     Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

     1. When (i) the Registration Statement has become effective under the Securities Act, (ii) the terms of the issuance and sale of the Debt Securities registered pursuant to the Registration Statement have been duly authorized by the Board of Directors of the Company in conformity with the Company's certificate of incorporation (the "Certificate of Incorporation"), (iii) the applicable Indenture and any relevant supplemental indenture have been duly executed and delivered by the Company, (iv) the terms of the Debt Securities and their issue and sale have been duly established in conformity with the applicable Indenture, do not violate any applicable law or agreement or instrument then binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (v) the Debt Securities have been duly executed, authenticated and delivered in accordance with the terms of the applicable Indenture and any relevant supplemental indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

     2. When (i) the Registration Statement has become effective under the Securities Act, (ii) the terms of the issuance and sale of the Purchase Contract Units and the Purchase Contracts registered pursuant to the Registration Statement have been duly authorized by the Company, (iii) the Purchase Contract Agreements, in the form filed as an exhibit to the Registration Statement, have been duly executed and delivered, (iv) the terms of the Purchase Contract Units and Purchase Contracts and their issue and sale have been duly established in conformity with the applicable Purchase Contract Agreements, do not violate any applicable law or agreement or instrument then binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) (A) the issuance and terms of the Debt Securities, Debentures or the debt obligations of third parties, which may each be a component of the Purchase Contract Units and related matters have been established in accordance with the terms of the applicable Indenture or Junior Subordinated Indentures, as applicable, and applicable law and (B) the

ONEOK, Inc.                          - 4 -                         April 4, 2003


issuance and terms of the Preferred Stock or Trust Preferred Securities which may each be a component of the Purchase Contract Units have been duly authorized by the Company, (vi) the due filing of the certificate of designation with respect to such Preferred Stock or equivalent instrument with respect to such Trust Preferred Securities has occurred and (vii) (A) the Purchase Contract Units, (B) the Purchase Contracts, (C) the Debt Securities, Debentures or debt obligations of third parties, or (D) the Preferred Stock or Trust Preferred Securities have been duly executed, authenticated (in the case of Debt Securities, Debentures or debt obligations of third parties) and delivered in accordance with the provisions of the applicable Purchase Contract Agreement (in the case of such Purchase Contracts), Indenture (in the case of such Debt Securities), Junior Subordinated Indenture (in the case of such Debentures) or other indenture (in the case of such debt obligations of third parties) and issued and sold as contemplated in the Registration Statement, such Purchase Contract Units and the Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms of the Purchase Contract Units and Purchase Contracts, as applicable.

     3. When (i) the Registration Statement has become effective under the Securities Act, (ii) the Junior Subordinated Indenture and any relevant supplemental indenture has been duly authorized, executed and delivered by the Company, (iii) the terms of the Debentures and their issue and sale have been duly established in conformity with the Junior Subordinated Indenture, do not violate any applicable law or agreement or instrument then binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) the Debentures have been duly authorized, executed, authenticated and delivered in accordance with the terms of the Junior Subordinated Indenture and issued and sold as contemplated in the Registration Statement, the Debentures will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debentures.

     4. When (i) the Registration Statement has become effective under the Securities Act, (ii) the terms of the issuance of the Guarantee registered pursuant to the Registration Statement have been duly authorized by the Company,
(iii) the Company has entered into the Guarantee Agreement with respect to the Guarantee, (iv) the terms of the Guarantee have been duly established in conformity with the applicable Guarantee Agreement, do not violate any applicable law or agreement or instrument then binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (v) the Guarantee has been duly executed, authenticated and delivered in accordance with the terms of the Guarantee Agreements and issued as contemplated in the Registration Statement, the Guarantee will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Guarantee.

     The opinions set forth above are subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws

ONEOK, Inc.                          - 5 -                         April 4, 2003


affecting creditors' rights and remedies generally, and (ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

     The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of New York and, to the extent relevant to the opinions expressed herein, the General Corporation Law of the State of Delaware (the "DGCL") and applicable provisions of the Delaware Constitution, in each case as currently in effect, and reported judicial decisions interpreting the DGCL and such provisions of the Delaware Constitution. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof or for any other reason.

     We hereby consent to the use of our name on the front cover of the Registration Statement, the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions "Legal Matters" in the prospectus contained in the Registration Statement and "Legal Matters" in any prospectus supplement forming a part of the Registration Statement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                    Very truly yours,

                                    FRIED, FRANK, HARRIS, SHRIVER & JACOBSON